Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

December 15, 2025

Protara Therapeutics, Inc.,

345 Park Avenue South, Third Floor,

New York, New York 10010

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special U.S. counsel to Protara Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of an aggregate of 1,956,521 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to an underwriting agreement, dated December 4, 2025 (the “Underwriting Agreement”), by and among the Company, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Piper Sandler & Co., as representatives of the several underwriters named in Schedule A thereto. In accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2023 a Registration Statement on Form S-3 (Registration No. 333-275290), for the purpose of registering the offering of the Shares under the Securities Act of 1933, as amended (the “Act”), which became effective on November 14, 2023 (the “Registration Statement”), including a base prospectus dated November 14, 2023 and a prospectus supplement dated December 4, 2025 (the “Prospectus Supplement”).

For purposes of the opinions hereinafter expressed, we have examined the Registration Statement, the Prospectus Supplement, the Underwriting Agreement, the corporate and organizational documents of the Company, and originals or copies, certified and otherwise identified to our satisfaction, of such other documents, corporate or limited liability company records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Austin  Bay  Area  Beijing  Boston  Brussels  Chicago  Dallas  Frankfurt  Hong Kong  Houston  London  Los Angeles Miami  Munich  Paris  Philadelphia  Riyadh  Salt Lake City  Shanghai  Washington, D.C.

Protara Therapeutics, Inc.,

December 15, 2025

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

Our advice is limited to the Delaware General Corporation Law. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Validity of Securities” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Yours very truly,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP